Exhibit 10.32

NLS Pharmaceutics Ltd.

Alter Postplatz 2

CH-6370 Stans

___ January 2021

Addendum Number 4 to Promissory Note (“Addendum”)

________, _______ (the “Lender”), granted to NLS Pharmaceutics Ltd. (formerly NLS-1 Pharma AG), a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367 (the “Borrower”), based on the promissory note, as amended on __ September 2019, __ February 2020 and in October 2020 (the “Promissory Note”) the principal sum of CHF 125,000.00 (the “Principal Amount”), together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”).

The Principle Amount was paid to the Borrower on _ January 2019 (the “Date of Payment”). The full amount of the Loan, including accrued Interest, is outstanding as of the date of this Addendum.

The following is a statement of the amended terms and conditions of the Promissory Note:

1 – Extension Maturity Date

According to section 2 of the Promissory Note, the Loan shall be repaid in full on the Maturity Date and therefore the repayment of the Loan was agreed to take place no later than 31 December 2020.

According to section 2 of the Promissory Note, the Lender may unilaterally extend the repayment term and set a new Maturity Date.

The Lender hereby extends the maturity date of the Loan, replacing the existing Maturity Date, until 31 March 2021 and, thus, the Loan shall be due for repayment no later than 31 March 2021. The Borrower hereby acknowledges and agrees with the extension. References to the Maturity Date in the Promissory Note shall be to 31 March 2021.

2 - Governing Law	This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

3 – Jurisdiction

All disputes arising out of or in connection with this Addendum, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

The Lender	The Borrower
NLS Pharmaceutics Ltd.

[_____]	Alexander Zwyer	Ronald Hafner
	Chief Executive Officer	Chairman of the Board of Directors

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